Exhibit 10.4

EXECUTION VERSION

COLLATERAL MANAGEMENT AGREEMENT

dated as of June 18, 2013

by and between

KCAP SENIOR FUNDING I, LLC

as Issuer

and

KCAP FINANCIAL, INC.

as Collateral Manager

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Table of Contents

(continued)

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Section 31.	Provisions Separable	33

Section 32.	Gender	33

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COLLATERAL MANAGEMENT AGREEMENT

This Collateral Management Agreement (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 18, 2013, is entered into by and between KCAP SENIOR FUNDING I, LLC, a Delaware limited liability company, with its office located at 295 Madison Avenue, 6th Floor, New York, NY 10017 (the “Issuer”), and KCAP FINANCIAL, INC., a Delaware corporation, located at 295 Madison Avenue, 6th Floor, New York, NY 10017, as collateral manager (together with its successors and permitted assigns, “KCAP Financial” and the “Collateral Manager”).

WITNESSETH:

WHEREAS, the Notes (as defined in the Indenture) will be issued pursuant to an Indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (together with any successor trustee permitted under the Indenture, the “Trustee”);

WHEREAS, the Issuer intends to pledge all Collateral Obligations and the other Assets, as set forth in the Indenture, to the Trustee as security for the Secured Parties under the Indenture;

WHEREAS, the Issuer desires to appoint KCAP Financial as the Collateral Manager to provide the services described herein and KCAP Financial desires to accept such appointment;

WHEREAS, the Indenture authorizes the Issuer to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain investment management duties with respect to the acquisition, administration and disposition of Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time reasonably request; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements herein set forth, the parties hereto agree as follows:

Section 1.          Definitions; Rules of Construction

(a)          As used in this Agreement:

“Advisers Act” shall mean the U.S. Investment Advisers Act of 1940, as amended.

“Agreement” shall have the meaning set forth in the preamble.

“Asset Manager Affiliates” shall mean Katonah Debt Advisors, L.L.C. and its asset manager affiliates and Trimaran Advisors, L.L.C.

“Cause” shall have the meaning set forth in Section 14(a).

“Client” means with respect to any specified Person, any Person or account for which the specified Person provides investment management services or investment advice.

“Collateral Management Fee” shall have the meaning set forth in Section 8(b).

“Collateral Manager” shall have the meaning set forth in the preamble.

“Collateral Manager Breaches” shall have the meaning set forth in Section 10(a).

“Collateral Manager Information” shall have the meaning set forth in Section 16(b)(vi).

“Expenses” shall have the meaning set forth in Section 10(b).

“Fee Basis Amount” means, with respect to any Payment Date, the sum of (i) the Collateral Principal Amount, (ii) the aggregate principal amount of all Defaulted Obligations and (iii) the aggregate amount of all Principal Financed Accrued Interest at the beginning of the Collection Period relating to such Payment Date.

“Final Offering Circular” shall mean the Offering Circular, dated June 16, 2013 with respect to the Secured Notes, and as further amended or supplemented.

“Incentive Collateral Management Fee” shall have the meaning set forth in Section 8(b).

“Indemnified Party” shall have the meaning set forth in Section 10(b).

“Indemnifying Party” shall have the meaning set forth in Section 10(b).

“Indenture” shall have the meaning set forth in the recitals hereto.

“Instrument of Acceptance” shall have the meaning set forth in Section 12(c).

“Internal Policies” shall have the meaning set forth in Section 3(b).

“Issuer” shall have the meaning set forth in the preamble.

“KCAP Financial” shall have the meaning set forth in the preamble.

“KCAP Investment Committee” shall have the meaning set forth in Section 5(b).

“LLC Agreement” means, the Limited Liability Company Agreement of KCAP Senior Funding I, LLC (as amended from time to time in accordance with its terms), effective as of April 17, 2013.

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“Losses” shall have the meaning set forth in Section 10(b).

“Management Fees” shall have the meaning set forth in the LLC Agreement.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition (other than the performance of the Assets) or operations of the Issuer, taken as a whole, (b) the validity or enforceability of the Indenture, this Agreement or the Issuer’s Organizational Instruments or (c) the existence, perfection, priority or enforceability of the Trustee’s lien on the Assets.

“Offering Circulars” shall mean, collectively, the Final Offering Circular, as the same may be amended or supplemented, the Preliminary Offering Circular and the Second Preliminary Offering Circular.

“Organizational Instruments” shall mean the memorandum and articles of association or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a corporation, or the partnership agreement, in the case of a partnership, or the certificate of formation and limited liability company agreement (or the comparable documents for the applicable jurisdiction), in the case of a limited liability company.

“Preliminary Offering Circular” shall mean the Preliminary Offering Circular, dated April 3, 2013, with respect to the Secured Notes.

“Proceedings” shall have the meaning set forth in Section 22.

“Referenced Information” shall have the meaning set forth in the Final Offering Circular.

“Related Person” means, with respect to any Person, the owners of the equity interests therein, directors, officers, employees, managers, agents and professional advisors thereof.

“Second Preliminary Offering Circular” shall mean the Second Preliminary Offering Circular, dated May 17, 2013, with respect to the Secured Notes.

“Senior Collateral Management Fee” shall have the meaning set forth in Section 8(b).

“Staffing Agreement” shall have the meaning set forth in Section 13(b).

“Standard of Care” shall have the meaning set forth in Section 2(a).

“Statement of Cause” shall have the meaning set forth in Section 14(a).

“Subordinated Collateral Management Fee” shall have the meaning set forth in Section 8(b).

“Termination Notice” shall have the meaning set forth in Section 14(a).

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“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer with respect to the Assets, including, without limitation, (i) selecting the Collateral Obligations and Eligible Investments to be acquired by the Issuer, (ii) investing and reinvesting the Assets, (iii) instructing the Trustee with respect to any acquisition, disposition or tender of, or Offer with respect to, a Collateral Obligation, Equity Security or Eligible Investment by the Issuer and (iv) any of the services set forth in Section 2.

“Trustee” shall have the meaning set forth in the recitals hereto.

(b)          Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture and the rules of construction set forth in Section 1.2 of the Indenture are hereby incorporated by reference herein.

Section 2.          General Duties and Authority of the Collateral Manager.

(a)          KCAP Financial is hereby appointed as Collateral Manager of the Issuer for the purpose of performing certain investment management functions including, without limitation, directing and supervising the investment and reinvestment of the Collateral Obligations and Eligible Investments and performing certain administrative functions on behalf of the Issuer in accordance with the applicable provisions of the Indenture and of this Agreement, and KCAP Financial hereby accepts such appointment. The Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer in connection with performing its obligations set forth herein. The Collateral Manager shall perform its obligations hereunder and under the Indenture with reasonable care and in good faith, (i) using a degree of skill, care, prudence, diligence and attention no less than the higher of (a) that which the Collateral Manager exercises with respect to comparable assets that it may manage for itself and its other clients having similar investment objectives and restrictions and (b) the customary and usual collateral management practices that a prudent collateral manager of national recognition in the United States would use to manage comparable assets for its own account and for the account of others, and (ii) in accordance with the Collateral Manager’s customary practices and procedures involving assets of the nature and character of the Assets (the “Standard of Care”).

(b)          Subject to Section 2(a), Section 2(d), Section 5 and Section 10 and to the applicable provisions of the Indenture and of this Agreement, the Collateral Manager agrees, and is hereby authorized, to provide the following services to the Issuer:

(i)          select the Collateral Obligations and Eligible Investments to be acquired and select the Collateral Obligations, Equity Securities and Eligible Investments to be sold or otherwise disposed of by the Issuer;

(ii)         invest and reinvest the Assets;

(iii)        instruct the Trustee with respect to any acquisition, disposition, or tender of, or Offer with respect to, a Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer; and

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(iv)        perform all other tasks and take all other actions that are specified, or not inconsistent with, the duties of the Collateral Manager set forth in the Indenture, the Collateral Administration Agreement or this Agreement.

The Collateral Manager shall, and is hereby authorized to, perform its obligations hereunder and under the Indenture in accordance with the Standard of Care and in a manner which is consistent with the terms hereof and of the Indenture.

(c)          Subject to the provisions concerning its general duties and obligations as set forth in paragraphs (a) and (b) above and the terms of the Indenture, the Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Issuer:

(i)          The Collateral Manager shall perform the investment-related duties and functions (including, without limitation, the furnishing of Issuer Orders, Issuer Requests and authorized Officer’s certificates) as are expressly required hereunder or under the Indenture with regard to acquisitions, sales or other dispositions of Collateral Obligations, Equity Securities, Eligible Investments and other securities and assets permitted to be acquired or sold under, and subject to, the Indenture (including any proceeds received by way of Offers, workouts and restructurings on assets owned by the Issuer) and shall comply with the Investment Criteria and other requirements in the Indenture. The Collateral Manager shall have no obligation to perform any other duties other than as expressly specified herein or in the Indenture and the Collateral Manager shall be subject to no implicit obligations of any kind. The Issuer hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for in this Agreement or in the Indenture, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Collateral Obligations, Equity Securities and Eligible Investments in connection with any acquisition, sale or other disposition made pursuant hereto and the Indenture, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement or the Indenture and relating to any Collateral Obligation, Equity Security or Eligible Investment. The Issuer hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Issuer in the same manner and with the same force and effect as the managers or officers of the Issuer might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of the Collateral Manager’s services under this Agreement or under the Indenture, subject in each case to the applicable terms of this Agreement and of the Indenture, including, without limitation, the Standard of Care. The Issuer hereby authorizes such attorney-in-fact, in its reasonable business judgment (but subject to applicable law and the provisions of this Agreement and the Indenture), to take all actions that it considers reasonably necessary and appropriate in respect of the Assets, this Agreement and the other Transaction Documents. Nevertheless, if so requested by the Collateral Manager or by a purchaser of any Collateral Obligation or Eligible Investment, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Issuer. Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Issuer’s agent and attorney-in-fact shall automatically cease and terminate upon the effective date of any termination of this Agreement, the resignation of the Collateral Manager pursuant to Section 12 or any removal of the Collateral Manager pursuant to Section 14. Each of the Collateral Manager and the Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement and of the Indenture.

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(ii)         The Collateral Manager shall negotiate on behalf of the Issuer with prospective originators, sellers or purchasers of Collateral Obligations as to the terms relating to the acquisition, sale or other dispositions thereof.

(iii)        Subject to any applicable terms of the Collateral Administration Agreement, the Collateral Manager shall monitor the Assets on behalf of the Issuer on an ongoing basis and shall provide or cause to be provided to the Issuer all reports, schedules and other data available to the Collateral Manager that the Issuer is required to prepare and deliver or cause to be prepared and delivered under the Indenture, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Issuer to the parties entitled thereto under the Indenture. The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such information or such reports (including without limitation, the Obligors of the Collateral Obligations, the Rating Agencies, the Trustee and the Collateral Administrator) and to any confidentiality restrictions with respect thereto. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine.

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(iv)        The Collateral Manager, on behalf of the Issuer, shall be responsible for obtaining, to the extent such information is available to it, any information concerning whether a Collateral Obligation has become a Defaulted Obligation, a Credit Risk Obligation or a Credit Improved Obligation.

(v)         The Collateral Manager may, subject to and in accordance with the Indenture, as agent of the Issuer and on behalf of the Issuer, direct the Trustee to take, or take on behalf of the Issuer, as applicable, any of the following actions with respect to a Collateral Obligation, Equity Security or Eligible Investment:

(A)         purchase or otherwise acquire such Collateral Obligation or Eligible Investment;

(B)         retain such Collateral Obligation, Equity Security or Eligible Investment;

(C)         sell or otherwise dispose of such Collateral Obligation, Equity Security or Eligible Investment (including any assets received by way of Offers, workouts and restructurings on assets owned by the Issuer) in the open market or otherwise;

(D)         if applicable, tender such Collateral Obligation, Equity Security or Eligible Investment;

(E)         if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer and give or refuse to give any notice or direction;

(F)         retain or dispose of any securities or other property (if other than cash) received by the Issuer;

(G)         call or waive any default with respect to any Defaulted Obligation;

(H)         vote to accelerate the maturity of any Defaulted Obligation;

(I)         participate in a committee or group formed by creditors of an obligor or an issuer under a Collateral Obligation or Eligible Investment;

(J)         after or in connection with the payment in full of all amounts owed under the Secured Notes and the termination without replacement of the Indenture or in connection with any Redemption or Refinancing of the Notes, advise the Issuer as to when, in the view of the Collateral Manager, it would be in the best interest of the Issuer to liquidate all or any portion of the Issuer's investment portfolio (and, if applicable, after discharge of the Indenture) and render such assistance as may be necessary or required by the Issuer in connection with such liquidation or any actions necessary to effectuate a Redemption or Refinancing of the Notes;

(K)         advise and assist the Issuer with respect to the valuation of the Assets, to the extent required or permitted by the Indenture;

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(L)         provide strategic and financial planning (including advice on utilization of assets), financial statements and other similar reports;

(M)         negotiate any Refinancing for the Issuer as authorized by the Indenture; and

(N)         exercise any other rights or remedies with respect to such Collateral Obligation, Equity Security or Eligible Investment as provided in the Underlying Documents of the obligor or issuer under such Assets or the other documents governing the terms of such Assets or take any other action consistent with the terms of this Agreement or of the Indenture which the Collateral Manager reasonably determines to be in the best interests of the Issuer.

(vi)        The Collateral Manager may:

(A)         retain accounting, tax, counsel and other professional services on behalf of the Issuer as may be needed by the Issuer; and

(B)         consult on behalf of the Issuer with each Rating Agency at such times as may be reasonably requested by such Rating Agency and provide the Rating Agencies with any information reasonably requested in connection with each Rating Agency’s monitoring of the acquisition and disposition of Collateral Obligations and each Rating Agency’s maintenance of their ratings of the Secured Notes.

(vii)       In connection with the purchase of any Collateral Obligation by the Issuer, the Collateral Manager shall prepare, on behalf of the Issuer, the information required to be delivered to the Trustee pursuant to the Indenture.

(d)          In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Assets, the Collateral Manager shall carry out any reasonable written directions of the Issuer for the purpose of the Issuer’s compliance with its Organizational Instruments and the Indenture; provided that such directions are not inconsistent with any provision of this Agreement or the Indenture by which the Collateral Manager is bound and are permitted by applicable law.

(e)          In providing services hereunder, the Collateral Manager may, without the consent of any party, employ third parties, including its Affiliates, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Issuer and to perform any of its duties hereunder; provided that the Collateral Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by such third parties, including its Affiliates.

(f)          The Collateral Manager shall not be bound to comply with any supplemental indenture until it has received a copy of such supplemental indenture from the Issuer or the Trustee and unless the Collateral Manager has consented thereto in writing, as provided in the Indenture.

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Section 3.          Purchase and Sale Transactions; Brokerage.

(a)          The Collateral Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with applicable law.

(b)          The Collateral Manager will use reasonable efforts to obtain the best execution (but shall have no obligation to obtain the lowest prices available) for all orders placed with respect to any Transaction, in a manner permitted by law and in a manner it believes in its reasonable business judgment to be in the best interests of the Issuer. Subject to the preceding sentence, the Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Issuer and may open cash trading accounts with such brokers and dealers (provided that none of the Assets may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account). In addition, subject to the first sentence of this paragraph, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager; provided that the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders placed with respect to the Assets with similar orders being made simultaneously for other Clients of the Collateral Manager or of Affiliates of the Collateral Manager (including the Asset Manager Affiliates), if in the Collateral Manager’s reasonable judgment such aggregation shall result in an overall economic benefit to the Issuer, taking into consideration the advantageous selling or purchase price, brokerage commission or other expenses, as well as the availability of such Assets on any other basis. In accounting for such aggregated order price, commissions and other expenses may be apportioned on a weighted average basis. When a Transaction occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager and its Affiliates will be to allocate the executions among the Clients (including Clients of the Asset Manager Affiliates) in an equitable manner and in accordance with the internal policies and procedures of the Collateral Manager (as such may be amended from time to time, the “Internal Policies”) and applicable law.

(c)          The Issuer acknowledges and agrees that (i) the determination by the Collateral Manager of any benefit to the Issuer will be subjective and will represent the Collateral Manager’s evaluation at the time that the Issuer will be benefited by relatively better purchase or sales prices, lower brokerage commissions, lower transaction costs and expenses and beneficial timing of transactions or any combination of any of these and/or other factors and (ii) the Collateral Manager shall be fully protected with respect to any such determination to the extent the Collateral Manager acts in accordance with the Standard of Care.

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(d)          Subject to the Collateral Manager’s execution obligations described herein, compliance with applicable law and compliance with the applicable provisions of the Indenture, the Collateral Manager may effect transactions with the Issuer or its Affiliates (i) on an agency basis or (ii) on a principal basis where the Collateral Manager or any of its Affiliates sells assets to or purchases assets from the Issuer.

(e)          The Collateral Manager or any of its Affiliates (including the Asset Manager Affiliates) may acquire or sell assets, for its own account or for the accounts of its Clients, without either requiring or precluding the acquisition or sale of such assets for the account of the Issuer. Such investments may be the same as or different from those made on behalf of the Issuer. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to acquire the same Collateral Obligation both for the Issuer and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager (including the Asset Manager Affiliates) or another Client of the Collateral Manager, the Collateral Manager will allocate investment opportunities across such entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies and (2) any applicable restrictions of the 1940 Act regarding co-investments with affiliates.

(f)          The Issuer acknowledges and agrees that the Collateral Manager and its Affiliates (including the Asset Manager Affiliates) may invest for their own accounts or for the accounts of others in assets that would be appropriate investments for the Issuer. The Issuer acknowledges that the Collateral Manager and its Affiliates (including the Asset Manager Affiliates) may enter into, for their own accounts or for the accounts of others, credit default swaps relating to obligors and issuers with respect to the Collateral Obligations included in the Assets. The Issuer understands that the Collateral Manager and its Affiliates (including the Asset Manager Affiliates) may have economic interests in (including, without limitation, controlling equity interests or other equity or debt interests), be lenders to, receive payments from, render services to, engage in transactions with or have other relationships with obligors and issuers with respect to the Collateral Obligations included in the Assets. In particular, the Collateral Manager and its Affiliates (including the Asset Manager Affiliates) may make and/or hold investments in an obligor’s or issuer’s obligations or securities that may be pari passu, senior or junior in ranking to an investment in such obligor’s or issuer’s obligations or securities made and/or held by the Issuer, or otherwise have interests different from or adverse to those of the Issuer.

Section 4.          Additional Activities of the Collateral Manager.

Nothing herein shall prevent the Collateral Manager or any of its Affiliates (including the Asset Manager Affiliates) from engaging in other businesses, or from rendering services of any kind to the Issuer, the Trustee, the Initial Purchaser, any Holder or their respective Affiliates or any other Person regardless of whether such business is in competition with the Issuer or otherwise. Without prejudice to the generality of the foregoing, partners, members, managers, shareholders, directors, officers, employees and agents of the Collateral Manager, Affiliates of the Collateral Manager, and the Collateral Manager may:

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(a)          serve as managers or directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any obligor or issuer in respect of any of the Collateral Obligations, Equity Securities or Eligible Investments or any Affiliate thereof, to the extent permitted by their respective Organizational Instruments and Underlying Documents, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities (or any Affiliate thereof) pursuant to their respective Organizational Instruments;

(b)          receive fees for services of whatever nature rendered to the obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities or any Affiliate thereof;

(c)          be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates and be paid therefor, on an arm’s-length basis;

(d)          be a secured or unsecured creditor of, or hold a debt obligation of or equity interest in, the Issuer or any Affiliate thereof or any obligor or issuer of any Collateral Obligation, Eligible Investment or Equity Security or any Affiliate thereof;

(e)          subject to Section 3(b) and Section 5, applicable law and the applicable provisions of the Indenture sell any Collateral Obligation or Eligible Investment to, or purchase any Collateral Obligation or Equity Security from, the Issuer while acting in the capacity of principal or agent;

(f)          underwrite, arrange, structure, originate, syndicate, act as a distributor of or make a market in any Collateral Obligation, Equity Security or Eligible Investment;

(g)          serve as a member of any “creditors’ board”, “creditors’ committee” or similar creditor group with respect to any Collateral Obligation, Defaulted Obligation, Eligible Investment or Equity Security; or

(h)          act as collateral manager, portfolio manager, investment manager and/or investment adviser or sub-adviser in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar warehousing, financing or investment vehicles.

The Issuer acknowledges that the Collateral Manager may be prevented from causing the Issuer to transact in certain assets due, among other things, to internal restrictions imposed on the Collateral Manager regarding the possession and use of material and/or non-public information and certain restrictions of the 1940 Act regarding co-investments with affiliates.

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(i)          It is understood that the Collateral Manager and any of its Affiliates (including the Asset Manager Affiliates) may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Assets and which may own securities or obligations of the same class, or which are of the same type, as the Collateral Obligations or the Eligible Investments or other securities or obligations of the obligor or issuer of the Collateral Obligations or the Eligible Investments. Nothing in the Indenture and this Agreement shall prevent the Collateral Manager or any of its Affiliates (including the Asset Manager Affiliates), acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those directed by the Collateral Manager to be purchased or sold on behalf of the Issuer. It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Affiliates (including the Asset Manager Affiliates) or their respective Related Persons or any member of their families or a person or entity advised by the Collateral Manager may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Manager may direct hereunder. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to purchase the same Collateral Obligation both for the Issuer, and either the proprietary account of the Collateral Manager or any Affiliate (including the Asset Manager Affiilates) of the Collateral Manager or another client of the Collateral Manager, the Collateral Manager will allocate investment opportunities across such entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies and (2) if and to the extent applicable, certain restrictions of the 1940 Act regarding co-investments with affiliates.

Section 5.          Certain Conflicts of Interest.

(a)          Subject to compliance with applicable laws and regulations and subject to this Agreement (including, without limitation, Section 5(b)) and the Indenture, the Collateral Manager may direct the Trustee to acquire an Asset from, or sell an Asset to, the Collateral Manager, any of its Affiliates (including the Asset Manager Affiliates) or any Client for which the Collateral Manager or any of its Affiliates (including the Asset Manager Affiliates) serves as investment adviser for fair market value.

(b)          So long as KCAP Financial is the Collateral Manager, KCAP Financial shall establish and continuously maintain an investment committee in compliance with the 1940 Act (the “KCAP Investment Committee”), which shall contain at least one independent member of KCAP Financial’s board of directors. The approval of at least a majority of the KCAP Investment Committee shall be required for all investments by the Issuer of less than $15 million, and the unanimous approval of the KCAP Investment Committee shall be required for all investments by the Issuer of $15 million or greater. The Collateral Manager shall not direct the Trustee to sell an Asset (other than Equity Securities) to an Affiliate of the Issuer for a price that is less than the Applicable Qualified Valuation.

(c)          The Issuer acknowledges that Affiliates of the Collateral Manager may acquire all of the Subordinated Notes and Membership Interests. In certain circumstances, the interests of the Issuer and/or the Holders with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the interests of the Collateral Manager. The Issuer hereby acknowledges that various potential and actual conflicts of interest do or may exist with respect to the Collateral Manager as described in this Agreement and in the Final Offering Circular; provided that nothing in this Section 5 shall be construed as altering the duties of the Collateral Manager as set forth herein, in the Indenture or under applicable law.

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Section 6.          Records; Confidentiality.

The Collateral Manager shall maintain or cause to be maintained appropriate books of account and records relating to its services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Issuer, the Trustee, the Holders, and the Independent accountants appointed by the Collateral Manager on behalf of the Issuer pursuant to Article X of the Indenture at any time during normal business hours and upon one Business Day prior notice. The Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (a) with the prior written consent of the Issuer, (b) such information as a Rating Agency shall reasonably request in connection with its rating of the applicable Class of Secured Notes or in supplying credit estimates on any Collateral Obligation included in the Assets, (c) in connection with establishing trading or investment accounts or otherwise in connection with effecting Transactions on behalf of the Issuer, (d) as required by (i) applicable law, regulation, court order, or a request by a governmental regulatory agency with jurisdiction over the Collateral Manager or any of its Affiliates, (ii) the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager or any of its Affiliates or (iii) the rules and regulations of any stock exchange on which the Secured Notes may be listed, (e) to its professional advisors (including, without limitation, legal, tax and accounting advisors) who agree to keep such information confidential, (f) such information as shall have been publicly disclosed other than in known violation of this Agreement or the provisions of the Indenture or shall have been obtained by the Collateral Manager on a non-confidential basis, (g) as expressly permitted in the Final Offering Circular, in the Indenture or in any other Transaction Document, (h) such information as is necessary or appropriate to disclose so that the Collateral Manager may perform its duties hereunder, under the Indenture or any other Transaction Document or (i) general performance information which may be used by the Collateral Manager, its Affiliates or their Related Persons in connection with their marketing activities. For purposes of this Section 6, the Holders, the Trustee, the Calculation Agent and the Collateral Administrator shall not be considered “non-affiliated third parties.” Notwithstanding the foregoing, it is agreed that the Collateral Manager may disclose (a) that it is serving as collateral manager of the Issuer, (b) the nature, aggregate principal amount and overall performance of the Issuer’s assets, (c) the amount of earnings on the Assets, and (d) each of its respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the United States federal income tax treatment and United States federal income tax structure of the transactions contemplated by the Indenture, this Agreement and the related documents and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such United States federal income tax treatment and United States income tax structure.

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Section 7.          Obligations of Collateral Manager.

In accordance with the Standard of Care set forth in Section 2(a), the Collateral Manager shall take care to avoid taking any action that would (a) materially adversely affect the status of the Issuer for purposes of the United States federal or state law or other law applicable to it, (b) not be permitted by the Issuer’s Organizational Instruments, copies of which the Collateral Manager acknowledges the Issuer has provided to the Collateral Manager, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any law of the United States federal, state or other applicable securities law which is known by the Collateral Manager to be applicable to the Issuer, (d) require registration of either of the Issuer or the pool of Assets as an “investment company” under Section 8 of the 1940 Act, or (e) knowingly adversely affect the interests of the Issuer in the Assets in any material respect (other than in connection with any action taken in the ordinary course of business of the Collateral Manager in accordance with its Standard of Care). If the Collateral Manager is ordered by the designated manager of the Issuer or the requisite Holders to take any action which would, or could reasonably be expected to, in each case in its reasonable business judgment, have any such consequences, the Collateral Manager shall promptly notify the Issuer and the Trustee that such action would, or could reasonably be expected to, in each case in its reasonable business judgment, have one or more of the consequences set forth above and shall not take such action unless the Majority of the Controlling Class then requests the Collateral Manager to do so. Notwithstanding any such request, the Collateral Manager shall not take such action unless (i) arrangements satisfactory to it are made to insure or indemnify the Collateral Manager, Affiliates of the Collateral Manager and shareholders, partners, members, managers, directors, officers or employees of the Collateral Manager or such Affiliates from any liability and expense it may incur as a result of such action and (ii) if the Collateral Manager so requests in respect of a question of law, the Issuer delivers to the Collateral Manager an Opinion of Counsel (from outside counsel satisfactory to the Collateral Manager) that the action so requested does not violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer or over the Collateral Manager. Neither the Collateral Manager nor its Affiliates, shareholders, partners, members, managers, directors, officers or employees shall be liable to the Issuer or any other Person, except as provided in Section 10. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance by the Issuer provided for in this Section 7 or Section 10 shall be payable out of the Assets in accordance with the Priority of Payments, and the Collateral Manager may take into account such Priority of Payments in determining whether any proposed indemnity arrangements contemplated by this Section 7 are satisfactory. From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of this Agreement and the Indenture.

Section 8.          Compensation.

(a)          So long as (i) KCAP Financial is the Collateral Manager and (ii) the Initial Subordinated Noteholder (together with its Affiliates) owns and holds 100% of the Aggregate Outstanding Amount of the Subordinated Notes, the Collateral Management Fees shall be zero. In connection with the transfer of the Subordinated Notes by the Initial Subordinated Noteholder, the Collateral Manager shall notify the Trustee whether or not such transferee is an Affiliate of the Initial Subordinated Noteholder.

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(b)          On each Payment Date, if (i) KCAP Financial is no longer the Collateral Manager or (ii) the Initial Subordinated Noteholder (together with its Affiliates) no longer owns and holds 100% of the Aggregate Outstanding Amount of the Subordinated Notes, then, in either case, the Collateral Manager, as compensation for its performance of its obligation as Collateral Manager under this Agreement, will be entitled to receive a fee on each Payment Date (in accordance with the Priority of Payments), which shall consist of the Senior Collateral Management Fee, the Subordinated Collateral Management Fee and the Incentive Collateral Management Fee (collectively, the “Collateral Management Fee”).

The Senior Collateral Management Fee (the “Senior Collateral Management Fee”) will be payable on each Payment Date to the extent of the funds available for such purpose in accordance with the Priority of Payments. The Senior Collateral Management Fee is payable to the Collateral Manager in arrears, on each Payment Date in an amount (as certified by the Collateral Manager to the Trustee) shall accrue quarterly in an amount equal to 0.20% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Senior Collateral Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived by the Collateral Manager hereunder.

The Subordinated Collateral Management Fee (the “Subordinated Collateral Management Fee”) will be payable on each Payment Date to the extent of the funds available for such purpose in accordance with the Priority of Payments. The Subordinated Collateral Management Fee is payable to the Collateral Manager in arrears, on each Payment Date in an amount (as certified by the Collateral Manager to the Trustee) shall accrue quarterly in an amount equal to 0.30% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Subordinated Collateral Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived or deferred by the Collateral Manager hereunder.

The Incentive Collateral Management Fee (the “Incentive Collateral Management Fee”) will be payable on each Payment Date to the extent of the funds available for such purpose in accordance with the Priority of Payments. The Subordinated Collateral Management Fee is payable to the Collateral Manager in arrears, on each Payment Date in an amount (as certified by the Collateral Manager to the Trustee) in an amount equal to the sum of 20% of the amount of Interest Proceeds available to be distributed after payment of amounts referred to in Section 11.1(a)(i)(A) through (Q) of the Indenture; 20% of the amount of Principal Proceeds available to be distributed after payment of amounts referred to in Section 11.1(a)(ii)(A) through (O) of the Indenture and 20% of the amount of proceeds of the collateral available to be distributed after payment of amounts referred to in Section 11.1(a)(iii)(A) through (O) of the Indenture; provided that the Incentive Collateral Management Fee will not be payable on any Payment Date unless the Subordinated Notes Internal Rate of Return exceeds 15%.

To the extent the Senior Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds, the Senior Collateral Management Fee due and payable on such Payment Date (if such fee was not voluntarily waived by the Collateral Manager) shall accrue interest as specified in the Priority of Payments, until such amount has been paid in full, at the rate of LIBOR per annum (calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360). At such time as the Secured Notes are redeemed in connection with an Optional Redemption or a Tax Redemption, without duplication, all accrued and unpaid Senior Collateral Management Fees (together with interest thereon) shall be due and payable to the Collateral Manager.

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To the extent the Subordinated Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds, the Subordinated Collateral Management Fee due and payable on such Payment Date (if such fee was not voluntarily deferred or waived by the Collateral Manager) shall accrue interest as specified in the Priority of Payments, until such amount has been paid in full, at the rate of LIBOR per annum (calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360).

To the extent the Collateral Manager has elected pursuant to this Agreement to rescind the deferral of any previously deferred Subordinated Collateral Management Fee, such previously deferred Subordinated Collateral Management Fee shall accrue interest, until such amount has been paid in full, at the rate of LIBOR per annum (calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360). At such time as the Secured Notes are redeemed in connection with an Optional Redemption or a Tax Redemption, without duplication, all accrued and unpaid Subordinated Collateral Management Fees (together with interest thereon) shall be due and payable to the Collateral Manager.

The Issuer hereby acknowledges that so long as (i) KCAP Financial is the Collateral Manager hereunder and (ii) the Initial Subordinated Noteholder (together with its Affiliates) owns and holds 100% of the Aggregate Outstanding Amount of the Subordinated Notes, the Collateral Manager shall be entitled to receive the Management Fees in accordance with the terms of Section 7.2 of the LLC Agreement.

(c)          The Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to irrevocably waive all or a portion of any Collateral Management Fee payable to the Collateral Manager on any Payment Date. In addition, the Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to defer all or a portion of the Subordinated Collateral Management Fee, payable to the Collateral Manager on any Payment Date. Any such election shall be made by the Collateral Manager delivering written notice thereof to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date. Any election to defer or irrevocably waive the applicable Collateral Management Fee may also take the place of written standing instructions to the Issuer, the Collateral Administrator and the Trustee; provided that such standing instructions may be rescinded by the Collateral Manager at any time except during the period between a Determination Date and a Payment Date.

(d)          Except as otherwise set forth herein and in the Indenture, the Collateral Manager will continue to serve as Collateral Manager under this Agreement notwithstanding that the Collateral Manager will not have received amounts due it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments.

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(e)          If the Collateral Manager is terminated for any reason or resigns or is removed, Collateral Management Fees calculated as provided in this Section 8 shall be prorated for any partial period elapsing from the last Payment Date on which such Collateral Manager received the Collateral Management Fee to the effective date of such termination, resignation or removal and any unpaid Collateral Management Fee shall be determined as of the effective date of such termination, resignation or removal and, in each case, shall be due and payable on each Payment Date following the effective date of such termination, resignation or removal in accordance with the Priority of Payments until paid in full. Otherwise, such Collateral Manager shall not be entitled to any further compensation for further services but shall be entitled to receive any expense reimbursement accrued to the effective date of termination, resignation or removal and any indemnity amounts owing (or that may become owing) under Section 7, Section 10, or Section 15(a)(iii). Any Collateral Management Fee, expense reimbursement and indemnities owed to such Collateral Manager in accordance with this Section 8(e) and any Collateral Management Fee, expense reimbursement and indemnities owed to any successor Collateral Manager on any Payment Date shall be paid pro rata based on the amount thereof then due and owing to each subject to the Priority of Payments.

Section 9.          Benefit of the Agreement.

The Collateral Manager shall perform its obligations hereunder in accordance with the terms of this Agreement and the terms of the Indenture applicable to it. The Collateral Manager agrees and consents to the provisions contained in Section 15.1(f) of the Indenture. In addition, the Collateral Manager acknowledges the pledge of this Agreement under the granting clause of the Indenture.

Section 10.         Limits of Collateral Manager Responsibility.

(a)          None of the Collateral Manager, its Affiliates or their respective Related Persons assumes any responsibility under this Agreement, other than the Collateral Manager’s assumption of its responsibility to render the services required to be performed by it hereunder and under the terms of the Indenture applicable to it in good faith, subject to the Standard of Care described in Section 2(a). The Collateral Manager shall not be responsible for any action or inaction of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager, including as set forth in Section 7. The Indemnified Parties (as defined below) shall not be liable to the Issuer, the Trustee, any Holder, the Initial Purchaser, any of their respective Affiliates, or Related Persons or any other Persons for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgments, assessments, settlement, cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of or with respect to any investment or for any other act or omission in the performance of the Collateral Manager’s obligations under or in connection with this Agreement or the terms of any other Transaction Document applicable to the Collateral Manager, incurred as a result of actions taken or recommended or for any omissions of the Collateral Manager, or for any decrease in the value of the Assets, except for liability to which the Collateral Manager would be subject (i) by reason of acts constituting bad faith, willful misconduct or gross negligence in the performance of its duties hereunder and under the terms of the Indenture or (ii) with respect to the Collateral Manager Information, as of the date made, such information containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (the preceding clauses (i) and (ii) collectively referred to for purposes of this Section 10 as “Collateral Manager Breaches”). The Collateral Manager shall not be liable for any consequential, punitive, exemplary or treble damages or lost profits hereunder or under the Indenture. Nothing contained herein shall be deemed to waive any liability which cannot be waived under applicable state or federal law or any rules or regulations adopted thereunder.

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(b)          (i) The Issuer shall indemnify and hold harmless (the Issuer in such case, the “Indemnifying Party”) the Collateral Manager, its Affiliates and their respective Related Persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Losses”) and will promptly reimburse each such Indemnified Party for all reasonable fees and expenses incurred by an Indemnified Party with respect thereto (including reasonable fees and expenses of counsel) (collectively, “Expenses”) arising out of or in connection with the issuance of the Notes (including, without limitation, any untrue statement of material fact contained in the Offering Circulars, or omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading other than the Collateral Manager Information), the transactions contemplated by the Offering Circulars, the Indenture or this Agreement and any acts or omissions of any such Indemnified Party; provided, that such Indemnified Party shall not be indemnified for any Losses or Expenses incurred as a result of any acts or omissions by such Indemnified Party that constitute a Collateral Manager Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 10 to indemnify any Indemnified Party for any Losses or Expenses are non-recourse obligations of the Issuer payable solely out of the Assets in accordance with the Priority of Payments set forth in the Indenture.

(i)          The Collateral Manager shall indemnify and hold harmless (the Collateral Manager in such case, the “Indemnifying Party”) the Issuer, its Affiliates and their respective Related Persons (each such party being, in such case, an “Indemnified Party”) from and against any and all Losses and shall promptly reimburse each such Indemnified Party for all reasonable Expenses as such Expenses are incurred in investigating, preparing, pursuing or defending any Actions in respect of or arising out of any Collateral Manager Breaches; provided, however, that the Collateral Manager shall not be liable for any consequential, punitive, exemplary or treble damages or lost profits.

(c)          An Indemnified Party shall (or, with respect to the Related Persons of the Collateral Manager or of the Issuer, as applicable, the Collateral Manager or the Issuer, as applicable, shall cause such Indemnified Party to) promptly notify the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any Loss giving rise to a claim for indemnification under this Section 10, but failure so to notify the Indemnifying Party or to comply with paragraph (d) below shall not relieve such Indemnifying Party from its obligations under this Section 10 unless and to the extent that such Indemnifying Party did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of material rights and defenses.

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(d)          With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request served upon such Indemnified Party for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or with respect to the Related Persons of the Collateral Manager or of the Issuer, as applicable, the Collateral Manager or the Issuer, as applicable, shall cause such Indemnified Party to):

(i)          at the Indemnifying Party’s expense, provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

(ii)         at the Indemnifying Party’s expense, cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;

(iii)        in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, (A) to participate in the investigation, defense and settlement of such claim, and, (B) to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such subsection for any legal fees and expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation, except that, if such Indemnified Party reasonably determines that counsel selected by the Indemnifying Party has a conflict of interest, such Indemnifying Party shall pay the reasonable fees and disbursements of one additional counsel selected by the Indemnified Party (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(iv)        neither incur any material expense to defend against nor make any admission with respect thereto, nor permit a default or consent to the entry of any judgment in respect thereof, in each case without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim.

(e)          No Indemnified Party shall, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or compromise any claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof; provided that if the Indemnified Party is the Collateral Manager or an Affiliate or a Related Person of the Collateral Manager or of an Affiliate thereof, such Indemnified Party shall not be required to seek or obtain such consent if it determines in good faith that the Indemnifying Party is unlikely to have sufficient funds available to indemnify it in full, taking into account the Priority of Payments.

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(f)          No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any claim giving rise to a claim for indemnity hereunder if such settlement includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(g)          The compliance of the Collateral Manager’s actions with the provisions of the Indenture and this Agreement shall be determined on the date of action only, based upon the prices and characteristics of the Assets on the date of such action (or on the most recent date practicable, in the case of Collateral Obligations not purchased or sold on such date); provided that the provisions of the Indenture and this Agreement shall not be deemed breached as a result of changes in value, status or any other conditions of an investment following the date of such action and the Collateral Manager shall not be responsible under this Agreement for the performance of or any losses on the Assets acquired in accordance with this Agreement.

(h)          The Assets shall be held by the Custodian appointed by the Issuer pursuant to the Indenture. The Collateral Manager and its Affiliates shall at no time have custody or physical control of the Assets. The Collateral Manager shall not be liable for any act or omission of the Collateral Administrator, the Trustee or any sub-custodian or other agent appointed by the Calculation Agent or the Issuer. Any compensation owed to the Collateral Administrator, the Trustee or the Calculation Agent for their services to the Issuer shall be the obligation of the Issuer and not the Collateral Manager.

Section 11.         No Joint Venture.

The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise expressly provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer. It is acknowledged that neither the Collateral Manager nor any of its Affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Issuer or any other Person in connection with the transactions contemplated hereby.

Section 12.         Term; Termination.

(a)          This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the final liquidation of the Assets and the final distribution of the proceeds of such liquidation to the Noteholders, (ii) the payment in full of the Notes, and the satisfaction and discharge of the Indenture in accordance with its terms or (iii) the early termination of this Agreement in accordance with Section 12(b), (c), (d), (e) or (f) or Section 14.

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(b)          Subject only to clause (c) below, the Collateral Manager may resign, upon 60 days’ prior written notice to the Issuer (or such shorter notice as is acceptable to the Issuer) and the Trustee (and the Issuer shall direct the Trustee to distribute a copy of such notice to the Holders within five (5) Business Days of receipt); provided that the Collateral Manager shall have the right to resign immediately upon the effectiveness of any material change in applicable law or regulations which renders the performance by the Collateral Manager of its duties hereunder or under the Indenture to be a violation of such law or regulation.

(c)          No resignation or removal of the Collateral Manager pursuant to this Agreement shall be effective until the date as of which a successor Collateral Manager shall have been appointed and approved and has accepted and assumed all of the Collateral Manager’s duties and obligations pursuant to this Agreement in writing (an “Instrument of Acceptance”).

(d)          Promptly after notice of any removal under Section 14 or any resignation of the Collateral Manager that is to take place while any of the Notes are Outstanding, the Issuer shall transmit or cause the Trustee to transmit copies of such notice to the Holders and each Rating Agency and shall appoint a successor Collateral Manager in accordance with the procedures set forth in clause (e) below; provided that such successor Collateral Manager (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (ii) is legally qualified and has the capacity to assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture, (iii) has agreed to coordinate with the replaced Collateral Manager regarding communications with the Rating Agencies, (iv) does not cause or result in the Issuer becoming, or require the pool of Assets to be registered as, an investment company under the 1940 Act and (v) with respect to which the Global Rating Agency Condition has been satisfied.

(e)          A Majority of the Controlling Class will nominate a successor Collateral Manager that meets the criteria set forth in clause (d) above (other than subclause (v) thereof) following the notice of the resignation or removal of the Collateral Manager and such proposed successor will be appointed the successor Collateral Manager by the Issuer; provided that the Global Rating Agency Condition has been satisfied with respect thereto.

(f)          The successor Collateral Manager shall be entitled to such Collateral Management Fee set forth in Sections 8(b). Upon the later of the expiration of the applicable notice periods with respect to termination specified in this Section 12 or in Section 14 and the acceptance of its appointment hereunder by the successor Collateral Manager, all authority and power of the Collateral Manager hereunder, whether with respect to the Assets or otherwise, shall automatically and without action by any person or entity pass to and be vested in the successor Collateral Manager. The Issuer, the Trustee and the successor Collateral Manager shall take such action (or cause the outgoing Collateral Manager to take such action) consistent with this Agreement and as shall be necessary to effect any such succession.

(g)          If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in clause (h) below.

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(h)          Sections 6, 7 (with respect to any indemnity or insurance provided thereunder), 8 (with respect to any accrued and unpaid Collateral Management Fees) 10, 12(g), 15, 17, 21, 22, 23 and 25 shall survive any termination of this Agreement pursuant to this Section 12 or Section 14.

Section 13.         Assignments.

(a)          Except as otherwise provided in this Section 13, the Collateral Manager may not assign or delegate (except as provided in Section 2(e)) its rights or responsibilities under this Agreement without (i) satisfaction of the Global Rating Agency Condition with respect thereto and (ii) obtaining the consent of the Majority of the Controlling Class.

(b)          The Collateral Manager may without satisfaction of the Global Rating Agency Condition and without obtaining the consent of the Majority of the Controlling Class, (1) assign any of its rights or obligations under this Agreement to an Affiliate; provided that such Affiliate (i) has demonstrated ability, whether as an entity or by its principals and employees, to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (ii) has the legal right and capacity to act as Collateral Manager under this Agreement, and (iii) shall not cause the Issuer or the pool of Assets to become required to register under the provisions of the 1940 Act or (2) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its asset management business to, another entity and, at the time of such consolidation, merger, amalgamation or transfer the resulting, surviving or transferee entity assumes all the obligations of the Collateral Manager under this Agreement generally (whether by operation of law or by contract) and the other entity has substantially the same investment staff providing investment management services to the Issuer; provided further that the Collateral Manager shall deliver prior notice to the Rating Agencies of any assignment, delegation or combination made pursuant to this sentence. Upon the execution and delivery of any such assignment by the assignee, the Collateral Manager will be released from further obligations pursuant to this Agreement except with respect to its obligations and agreements arising under Section 10, 12(g), 17, 21 through 23, and 25 in respect of its acts or omissions occurring prior to such assignment and except with respect to its obligations under Section 15 after such assignment.

(c)          This Agreement shall not be assigned by the Issuer without (i) the prior written consent of the Collateral Manager, the Trustee and a Majority of the Controlling Class and (ii) satisfaction of the Global Rating Agency Condition, except in the case of assignment by the Issuer (1) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (2) to the Trustee as contemplated by the granting clause of the Indenture. The Issuer may assign its rights, title and interest in (but not its obligations under) this Agreement to the Trustee pursuant to the Indenture; and the Collateral Manager by its signature below agrees to, and acknowledges, such assignment. Upon assignment by the Issuer, the Issuer shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

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(d)          The Issuer shall provide (or cause the Trustee to provide) the Rating Agencies and the Holders with notice of any assignment pursuant to this Section 13.

Section 14.         Removal for Cause.

(a)          The Collateral Manager may be removed for Cause upon (I) 10 Business Days’ prior written notice in the case of clauses (i) through (vi) below or (II) 90 days’ prior written notice in the case of clause (vii) below, in each case, by the Issuer or the Trustee (“Termination Notice”) at the direction of a Majority of the Controlling Class. Simultaneous with its direction to the Issuer and the Trustee to remove the Collateral Manager for Cause, such Majority of the Controlling Class shall give to the Issuer and the Trustee a written statement setting forth the reason for such removal (“Statement of Cause”). The Trustee (at the direction of the Majority of the Controlling Class) shall distribute a copy of the Termination Notice and the Statement of Cause to the Holders within five (5) Business Days of receipt. No such removal shall be effective (A) until the date as of which a successor Collateral Manager shall have been appointed in accordance with Sections 12(d) and (e) and delivered an Instrument of Acceptance to the Issuer and the successor Collateral Manager has effectively assumed all of the Collateral Manager’s duties and obligations and (B) unless the Statement of Cause has been delivered to the Issuer as set forth in this Section 14(a). “Cause” means any of the following:

(i)          the Collateral Manager shall willfully and intentionally violate or breach any provision of this Agreement or the Indenture applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions or provisions of the relevant Transaction Documents);

(ii)         the Collateral Manager shall breach in any material respect any provision of this Agreement or any terms of the Indenture applicable to it (other than as covered by clause (i) and it being understood that failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not a breach for purposes of this clause (ii)), which breach would reasonably be expected to have a Material Adverse Effect on the Holders of the Secured Notes (in their capacity as Holders of the Secured Notes) and shall not cure such breach (if capable of being cured) within 30 days after the earlier to occur of a Responsible Officer of the Collateral Manager receiving notice or having actual knowledge of such breach, unless, if such breach is remediable, the Collateral Manager has taken action commencing the cure thereof within such 30 day period that the Collateral Manager believes in good faith will remedy such breach within 60 days after the earlier to occur of a Responsible Officer receiving notice or having actual knowledge thereof;

(iii)        the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement or the Indenture to be correct in any material respect when made which failure (A) would reasonably be expected to have a Material Adverse Effect on the Issuer and (B) is not corrected by the Collateral Manager within 30 days of a Responsible Officer of the Collateral Manager receiving notice of such failure, unless such failure is remediable, the Collateral Manager has taken action commencing the cure thereof within such 30 day period that the Collateral Manager believes in good faith will remedy such failure within 60 days after the earlier to occur of a Responsible Officer receiving notice thereof or having actual knowledge thereof;

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(iv)        the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, or similar law, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for 60 days;

(v)         the occurrence and continuation of an Event of Default pursuant to Section 5.1(a) under the Indenture resulting from any willful, intentional and material breach by the Collateral Manager of its duties under this Agreement or under the Indenture which breach or default is not cured within any applicable cure period;

(vi)        the occurrence of an act by the Collateral Manager (or an officer of the Collateral Manager engaged in the provision of advisory services under the Collateral Management Agreement) that constitutes fraud or criminal activity in the performance of its obligations under this Agreement (as determined pursuant to a final adjudication by a court of competent jurisdiction); and

(vii)       the Overcollateralization Ratio applicable to the Class A-1 Notes fails to equal or exceed 102.0%.

(b)          If any of the events specified in clauses (a)(i) through (vii) of this Section 14 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, the Holders of the Controlling Class, the Holders of the Subordinated Notes, the Trustee, and the Rating Agencies; provided that if any of the events specified in Section 14(a)(iv) shall occur, the Collateral Manager shall give written notice thereof to the Issuer, the Trustee, and the Rating Agencies immediately upon the Collateral Manager’s becoming aware of the occurrence of such event. A Majority of the Controlling Class may waive any event described in Section 14(a)(i), (ii), (iii), (v), (vi) or (vii) as a basis for termination of this Agreement and removal of the Collateral Manager under this Section 14.

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(c)          If the Collateral Manager is removed pursuant to this Section 14, the Issuer shall have, in addition to the rights and remedies set forth in this Agreement, all of the rights and remedies available with respect thereto at law or equity.

Section 15.         Obligations of Resigning or Removed Collateral Manager.

(a)          On, or as soon as practicable after, the date any resignation or removal is effective, the Collateral Manager shall (at the Issuer’s expense):

(i)          deliver to the Issuer or to such other Person as the Issuer shall instruct all property and documents of the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager;

(ii)         deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor Collateral Manager appointed pursuant to Section 12; and

(iii)        agree to cooperate with all reasonable requests related to any proceedings, even after its resignation or removal, which arise in connection with this Agreement or the Indenture, assuming the Collateral Manager has received an indemnity in form reasonably satisfactory to the Collateral Manager from an entity reasonably satisfactory to the Collateral Manager, and expense reimbursement reasonably satisfactory to the Collateral Manager.

(b)          Notwithstanding such resignation or removal, the Collateral Manager shall remain liable for its obligations under Section 10 and its acts or omissions giving rise thereto and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a Collateral Manager Breach, subject to the limitations of liability set forth in Section 10.

Section 16.         Representations and Warranties.

(a)          The Issuer hereby represents and warrants to the Collateral Manager as follows:

(i)          The Issuer has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, has the full power and authority to own its assets and the obligations and securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement, the Indenture, the Notes or any other Transaction Document require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a Material Adverse Effect on the Issuer.

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(ii)         The Issuer has full power and authority to execute, deliver and perform all of its obligations under this Agreement, the Indenture, the Notes and any other Transaction Document to which it is a party and to perform all of its obligations under this Agreement, the Indenture, the Notes, and any other Transaction Document to which it is a party and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations imposed upon it hereunder, and, as of the Closing Date, will have taken all necessary action to authorize the Indenture, the Notes and any other Transaction Document to which it is a party and the execution, delivery and performance of this Agreement, the Indenture, the Notes and any other Transaction Document to which it is a party and the performance of all obligations imposed upon it hereunder or thereunder. No consent of any other Person including, without limitation, members and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than any filings pursuant to the UCC required under the Indenture and necessary to perfect any security interest granted thereunder) or declaration with, any governmental authority is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the Notes or any other Transaction Document to which the Issuer is a party or the obligations imposed upon the Issuer hereunder and thereunder. This Agreement and all other Transaction Documents to which the Issuer is a party have been, and each instrument and document to which the Issuer is a party required hereunder or under the Indenture, the Notes or any other Transaction Document to which the Issuer is a party will be, executed and delivered by an authorized Officer of the Issuer, and this Agreement or any other Transaction Document to which the Issuer is a party constitute, and each instrument or document required hereunder to which the Issuer is a party, when executed and delivered hereunder or thereunder, will constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, receivership, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)        The execution, delivery and performance of this Agreement, any other Transaction Document to which the Issuer is a party and the documents and instruments required hereunder and thereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Organizational Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a Material Adverse Effect on the Issuer, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv)        The Issuer is not in violation of its Organizational Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement, the provisions of the Indenture or any other Transaction Document applicable to the Issuer, or the performance by the Issuer of its duties hereunder or thereunder.

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(b)          The Collateral Manager hereby represents and warrants to the Issuer, as of the date hereof, as follows:

(i)          The Collateral Manager is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement and any other Transaction Document to which it is a party would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Manager to perform its obligations under this Agreement, the provisions of the Indenture and any other Transaction Document applicable to the Collateral Manager, or on the validity or enforceability of this Agreement, the provisions of the Indenture and any other Transaction Document applicable to the Collateral Manager.

(ii)         The Collateral Manager has full power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party and to perform all of its required obligations hereunder and under the provisions of the Indenture and any other Transaction Document applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement and any other Transaction Document to which it is a party on the terms and conditions hereof and thereof and the execution and delivery of this Agreement and any other Transaction Document to which it is a party and the performance of all obligations required hereunder and thereunder applicable to the Collateral Manager. No consent of any other Person, including, without limitation, members and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or any other Transaction Document applicable to it or the execution, delivery, performance, validity or enforceability of this Agreement or any Transaction Document applicable to it or the obligations imposed on the Collateral Manager hereunder or under the terms of the Indenture or any other Transaction Document applicable to the Collateral Manager other than those which have been obtained or made. No representation is made herein with respect to the requirements of state securities laws or regulations. This Agreement has been executed and delivered by an authorized Officer of the Collateral Manager, and this Agreement and any other Transaction Document to which it is a party constitutes the valid and legally binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

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(iii)        The execution, delivery and performance of this Agreement and the terms of the Indenture and any other Transaction Document applicable to the Collateral Manager will not violate any provision of any existing law or regulation binding on the Collateral Manager (except that no representation is made herein with respect to the requirements of state securities laws or regulations), or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Organizational Instruments of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder or under the Indenture or any other Transaction Document.

(iv)        KCAP Financial is an internally managed, non-diversified closed end investment company that has elected to be regulated as a business development company under the 1940 Act with the SEC and to be taxed as a regulated investment company under the Code.

(v)         There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Collateral Manager, threatened, that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement or the provisions of the Indenture and any other Transaction Document applicable to the Collateral Manager.

(vi)        All Referenced Information and any information in the sections entitled “Documents Incorporated by Reference,” “Summary of Terms—Collateral Manager,” “Summary of Terms—Originator,” “Risk Factors—Risks Relating to the Collateral Manager,” “Risk Factors—Relating to Certain Conflicts of Interest—Certain Conflicts of Interest Relating to the Collateral Manager, the Asset Manager Affiliates and their respective Affiliates,” “Risk Factors—Other Risks Relating to the Originator and the Issuer,” “The Collateral Manager,” “The Originator,” and “The Depositor” contained in the Final Offering Circular, as thereafter amended or supplemented, as of the date of the Final Offering Circular or as the date of any such amendment or supplement, as applicable (provided that the Collateral Manager has consented to such amendment or supplement) (collectively, the “Collateral Manager Information”) does not and, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Section 17.         Limited Recourse; No Petition.

The Collateral Manager hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state or other bankruptcy or similar laws until at least one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Notes issued under the Indenture; provided that nothing in this Section 17 shall preclude the Collateral Manager from (A) taking any action prior to the expiration of such applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any insolvency proceeding filed or commenced against the Issuer by any Person other than the Collateral Manager or (B) commencing against the Issuer or any properties of the Issuer any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. The Collateral Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the limited liability company obligations of the Issuer, and that the Collateral Manager will not have any recourse to any of the shareholders, partners, members, managers, directors, officers, employees, or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding any other provisions hereof or of any other Transaction Document, recourse in respect of any obligations of the Issuer to the Collateral Manager hereunder or thereunder will be limited to the Assets as applied in accordance with the Priority of Payments pursuant to the Indenture and, on the exhaustion of the Assets, all claims against the Issuer arising from this Agreement or any Transaction Document or any Transactions contemplated hereby or thereby shall be extinguished and shall not revive. This Section 17 shall survive the termination of this Agreement for any reason whatsoever.

Section 18.         Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of facsimile notice, when received in legible form, addressed as set forth below:

(a)          If to the Issuer:

KCAP Senior Funding I, LLC

295 Madison Avenue, 6th Floor
New York, New York 10017
Telephone No.: 212-455-8300
Facsimile No.: 212-983-7654
Attention: Daniel Gilligan

with a copy to the Collateral Manager and a copy to:

Sutherland Asbill & Brennan

999 Peachtree Street, NE

Atlanta, GA 30309-3996
Telephone No.: (404) 853-8483
Facsimile No.: (404) 853-8806

Attention: Eric R. Fenichel

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(b)          If to the Collateral Manager:

KCAP Financial, Inc.
295 Madison Avenue, 6th Floor
New York, New York 10017
Telephone No.: 212-455-8300
Facsimile No.: 212-455-8333
Attention: KCAP Senior Funding I, LLC

(c)          If to the Trustee:

U.S. Bank National Association

One Federal Street, 3rd Floor
Boston, MA 02110
Telephone No.: 617-603-6536
Facsimile No.: 855-225-6612

Attention: Corporate Trust Services – KCAP Senior Funding I, LLC

At their respective addresses maintained in the Register or otherwise maintained by the Trustee pursuant to the Indenture.

Any party may change the address or telecopy number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or telecopy number in conformity with the provisions of this Section 18 for the giving of notice.

Section 19.         Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.

Section 20.         Entire Agreement; Amendment.

This Agreement, the Indenture and the Collateral Administration Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto. Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating this Agreement without satisfaction of the Global Rating Agency Condition and obtaining the consent of a Majority of the Controlling Class; provided that no such Global Rating Agency Condition or consent will be required in connection with any amendment hereto the sole purpose of which is to (i) correct inconsistencies, typographical or other errors, defects or ambiguities or (ii) conform this Agreement to the Final Offering Circular, the Collateral Administration Agreement or the Indenture (as it may be amended from time to time). The Issuer shall provide the Holders with notice of any amendment of this Agreement.

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Section 21.         Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK INCLUDING NEW YORK GENERAL OBLIGATIONS LAW §§ 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF GOVERNING CONFLICTS OF LAW.

Section 22.         Submission to Jurisdiction.

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Each of the Collateral Manager and the Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office to which notices are sent to it.

Section 23.         Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 24.         Conflict with the Indenture.

In the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control. In respect of any other conflict between the terms of this Agreement and the Indenture or actions required under the terms of the Indenture and the terms of this Agreement, the terms of the Indenture shall control.

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Section 25.         Subordination; Assignment of Agreement.

The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Article XI of the Indenture as if the Collateral Manager were a party to the Indenture and hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

Section 26.         Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 27.         Costs and Expenses.

Except as otherwise agreed to by the parties hereto, the costs and expenses (including the fees and disbursements of counsel and accountants) of the Collateral Manager and of the Issuer incurred in connection with the negotiation and preparation of and the execution of this Agreement and any amendment hereto, and all matters incidental thereto, shall be borne by the Issuer. The Issuer will reimburse the Collateral Manager for expenses including fees and out-of-pocket expenses reasonably incurred by the Collateral Manager in connection with services provided under this Agreement with respect to (a) legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained by the Issuer or the Collateral Manager (on behalf of the Issuer), (b) asset pricing and asset rating services, compliance services and software, and accounting, programming and data entry services directly related to the management of the Assets, (c) all taxes, regulatory and governmental charges (not based on the income of the Collateral Manager), insurance premiums or expenses (d) any and all costs and expenses incurred in connection with the acquisition, disposition of investments on behalf of the Issuer (whether or not actually consummated) and management thereof, including attorneys' fees and disbursements, (e) any fees, expenses or other amounts payable to the Rating Agencies, (f) any extraordinary costs and expenses incurred by the Collateral Manager in the performance of its obligations under this Agreement and the Indenture (g) any expenses related to compliance with Rule 17g-5 of the Exchange Act and (h) as otherwise agreed upon by the Issuer and the Collateral Manager. The Issuer (or the Collateral Manager on its behalf) shall be obligated to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Depositor’s, the Issuer’s and the Trustee’s respective right, title and interest in and to the Assets (including, without limitation, the security interests provided for in the Indenture).

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Section 28.         Third Party Beneficiary.

The parties hereto agree that the Trustee on behalf of the Secured Parties shall be a third party beneficiary of this Agreement, and shall be entitled to rely upon and enforce such provisions of this Agreement to the same extent as if it were a party hereto.

Section 29.         Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 30.         Execution in Counterparts.

This Agreement may be executed in any number of counterparts by telegraphic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 31.         Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 32.         Gender.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

KCAP SENIOR FUNDING I, LLC,
as Issuer

By: KCAP Financial, Inc., its designated manager

By:
Name:
Title:

KCAP FINANCIAL, INC.,
as Collateral Manager

By:
Name:
Title: